UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ADVANCED ACCELERATOR APPLICATIONS S.A.

(Exact name of registrant as specified in its charter)

FRANCE	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20 rue Diesel	Not applicable
01630 Saint Genis Pouilly, France
+33 (0)4 50 99 30 70
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
American Depositary Shares (“ADSs”) each	The NASDAQ Stock Market LLC
representing two ordinary shares

Ordinary shares, nominal value €0.10 per	The NASDAQ Stock Market LLC *
share

* Not for trading, but only in connection with the listing of the ADSs on The NASDAQ Stock Market LLC. Each ADS represents the right to receive two ordinary shares that are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6.  Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which the form relates:

333-200317 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (Registration No. 333-200317) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADVANCED ACCELERATOR APPLICATIONS S.A.

Date: January 30, 2015	By:	/s/ Heinz Mäusli
	Name:	Heinz Mäusli
	Title:	Chief Financial Officer